SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A
                                (AMENDMENT NO. 2)

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                       Travel Services International, Inc.
                       -----------------------------------


             (Exact name of registrant as specified in its charter)


         Delaware                                               52-2030324
----------------------------                              ----------------------
(State of incorporation or                                   (I.R.S. Employer
 organization                                               Identification No.)


515 No. Flagler Drive
Suite 300 - Pavilion
West Palm Beach, Florida                                             33401
------------------------                                     ------------------
(Address of principal                                             (Zip Code)
 executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
         -------------------                   ------------------------------
               None                                        None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered
    -------------------                     ------------------------------
    Common Stock, par value                 The Nasdaq National Market
    $.01 per share

Item 1.           Description of Registrant's Securities to be
                  --------------------------------------------
                  Registered.
                  -----------

                  The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), is incorporated herein by reference to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on May 14, 1997, as amended.


Item 2.           Exhibits.
                  ---------

                  a. The form of certificate for the Registrant's Common Stock is incorporated herein by reference to Exhibit
                           4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on July 1, 1997.

                  b. Amended and Restated Certificate of Incorporation of the Registrant, is incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on May 14, 1997.

                  c. Bylaws of the Registrant are incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement of Form S-1 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on May 14, 1997.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      TRAVEL SERVICES INTERNATIONAL, INC.



Date:  July 16, 1997                   By:  /s/ Elan J. Blutinger
                                          ----------------------------
                                          Elan J. Blutinger
                                          President

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------

   *1            Description of the Registrant's Common Stock to be registered.

  **2            Form of Certificate for the Registrant's Common Stock.

   *3            Amended and Restated Certificate of Incorporation.

   *4            Bylaws.



----------

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on May 14, 1997.

** Incorporated herein by reference to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on July 1, 1997.